Exhibit 99.3

EXECUTION COPY

LIMITED GUARANTY

This LIMITED GUARANTY (this “Limited Guaranty”) is made and entered into as of October 31, 2018 by and among WndrCo Holdings, LLC, a Delaware limited liability company, General Catalyst Group IX, L.P., a Delaware limited partnership, GC Entrepreneurs Fund IX, L.P., a Delaware limited partnership, and iSubscribed, Inc., a Delaware corporation (each, a “Guarantor” and collectively, the “Guarantors”), in favor of Intersections Inc., a Delaware corporation (the “Company”). Each of the Guarantors and the Company are referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

A.          WC SACD One Parent, Inc., a Delaware corporation (“Parent”), WC SACD One Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

B.          As an inducement for Company to enter into the Agreement, the Guarantors wish to deliver this Limited Guaranty in respect of certain of Parent’s obligations under the Agreement.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into the agreement below by reference as if fully set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, each of the Guarantors agrees with the Company as follows:

AGREEMENT

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Each Guarantor, severally and not jointly, makes the following representations and warranties to, and in favor of, the Company with respect to itself (but not the other Guarantors):

Section 1.1. Existence and Rights. Such Guarantor is a limited liability company, limited partnership or corporation, as applicable, duly formed and validly existing under the laws of the jurisdiction of its formation. Such Guarantor has the requisite power and authority, rights and franchises to own its property and to carry on its business as now carried on, and is duly qualified and in good standing in each jurisdiction in which the property it owns or the business it conducts makes such qualification necessary, and such Guarantor has the power and authority to execute, deliver and perform this Limited Guaranty.

Section 1.2. Limited Guaranty Authorized and Binding. The execution, delivery and performance of this Limited Guaranty by such Guarantor have been duly authorized by all requisite limited liability company, limited partnership or corporate action, as applicable, and this Limited Guaranty is a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity.

Section 1.3. No Conflict. The execution and delivery of this Limited Guaranty by such Guarantor (a) are not, and the performance of this Limited Guaranty by such Guarantor will not be, in contravention of or in conflict with any agreement, indenture or undertaking to which such Guarantor is a party or by which it or any of its property is or may be bound or affected; (b) do not, and will not, require the consent or approval of any Governmental Entity; (c) are not, and will not be, in contravention of or in conflict with, any applicable Law binding on such Guarantor or any term or provision of such Guarantor’s limited liability company agreement, limited partnership agreement, bylaws or other organizational documents, as applicable; and (d) do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any of such Guarantor’s assets or property.

Section 1.4. Review of Documents. Such Guarantor hereby acknowledges that it has copies of, and is fully familiar with, the Agreement.

Section 1.5. Financial Capacity. Such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty in full, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guaranty in full shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 2.2.

ARTICLE II

LIMITED GUARANTY

Section 2.1. Limited Guaranty.

(a)          Subject to the limitations set forth in Section 2.1(b), each Guarantor hereby absolutely, unconditionally and irrevocably guaranties to the Company the prompt payment (on demand and in lawful money of the United States) of the Guarantied Obligations (as defined below). The term “Guarantied Obligations” means the obligations of Parent to pay (i) the Parent Termination Fee (which is $3,595,838) when due, and (ii) the Collection Costs when due up to $250,000. Notwithstanding any other provision of this Limited Guaranty, payment by any Guarantor hereunder will not be due prior to the date that is 20 Business Days after the date on which the Company notifies such Guarantor that Parent has failed to pay the Guarantied Obligations when due in accordance with the terms of the Agreement and that the Company is requesting payment from such Guarantor.

(b)          The guaranties and obligations of the Guarantors shall be several and not joint, which shall mean that each Guarantor shall be liable to the Company only to the extent of such Guarantor’s Pro Rata Portion (as defined below) of the Guarantied Obligations. In addition, in no event shall any Guarantor be obligated to make payments to the Company with respect to this Limited Guaranty, the Agreement or the transactions contemplated thereby that exceed such Guarantor’s Pro Rata Portion of an amount equal to $3,845,838, in the aggregate, as such amount may be reduced by any payments made by any of Parent, Merger Sub, any Guarantor, or any of their respective Affiliates to the Company, its Affiliates, or its or their respective direct or indirect equityholders, in respect of the transactions contemplated by the Agreement (as it may be so reduced from time to time, the “Maximum Amount”); it being understood that this Limited Guaranty may not be enforced against a Guarantor with respect to any amounts in excess of such Guarantor’s Pro Rata Portion of the Maximum Amount, in the aggregate. The Company hereby agrees that in no event shall the Guarantors be required to pay any amounts to the Company or any other Person under, with respect to, or in connection with this Limited Guaranty or the Agreement, other than as expressly set forth herein. The term “Pro Rata Portion” means (i) with respect to WndrCo Holdings, LLC, 64.83%; (ii) with respect to General Catalyst Group IX, L.P., 25.11%; (iii) with respect to GC Entrepreneurs Fund IX, L.P., 0.36%; and (iv) with respect to iSubscribed, Inc., 9.70%.

(c)          Notwithstanding the foregoing, in the event that the Company or any of its Affiliates, or any of its or their respective Representatives on behalf of the Company or any of its Affiliates, directly or indirectly, claims, attempts, commences litigation or other proceedings in order to assert, asserts, demands or otherwise seeks to claim that the provisions of Section 2.1 hereof limiting the Guarantors’ aggregate liability to the Maximum Amount (or a Guarantor’s liability to that Guarantor’s Pro Rata Portion of the applicable Guarantied Obligations) or that any other provisions of this Limited Guaranty are illegal, invalid or unenforceable in whole or in part, or attesting any theory of liability against any Guarantor or any Affiliate of any Guarantor with respect to the transactions contemplated by the Agreement other than (i) the several liability of the Guarantors under this Limited Guaranty (as limited by the provisions of Article II), (ii) with respect to claims against Parent or Merger Sub, the liabilities for which recovery may be made under and in accordance with the Agreement, (iii) with respect to the Parent and to the extent the Company is expressly entitled to enforce the Equity Commitment Letter delivered by WC SACD One, Inc., a Delaware corporation (“WC SACD One”) to Parent as of the date hereof (the “Parent Equity Commitment Letter”) in accordance with the terms thereof, the exercise of the third party beneficiary rights of the Company under and in accordance with the Parent Equity Commitment Letter, (iv) with respect to WC SACD One and to the extent the Company is expressly entitled to enforce the Equity Commitment Letter delivered by the Guarantors to WC SACD One as of the date hereof (the “WC SACD One Equity Commitment Letter”), or (v) with respect to iSubscribed, Inc., in respect of liabilities for which recovery may be made under and in accordance with the Confidentiality Agreement (the claims as described in clauses (i), (ii), (iii), (iv) and (v) of this sentence, each a “Permitted Claim”), then (A) the obligations of the Guarantors under this Limited Guaranty shall terminate ab initio and shall thereupon be null and void, (B) if any Guarantor has previously made any payments under this Limited Guaranty, it shall promptly be repaid such payments from the Company, and (C) none of the Guarantors or any Non-Recourse Party (as defined below) shall have any liability to the Company, its Affiliates, or any of its or their respective direct or indirect equityholders with respect to the Agreement, the transactions contemplated by the Agreement or under this Limited Guaranty.

Section 2.2. Continuing Guaranty. This is a continuing guaranty of the Guarantied Obligations and shall remain in full force and effect until the earlier to occur of (a) the payment in full of the Guarantied Obligations; (b) the termination of the Agreement in accordance with its terms, but only if Parent has no liability or financial obligation to the Company that survives such termination (or, if it does, this Limited Guaranty shall terminate 12 months following such termination, unless prior to the date that is 12 months after such termination a legal action for the Guarantors’ payment of the Guarantied Obligations is brought pursuant to and in accordance with this Limited Guaranty, in which case this Limited Guaranty shall terminate upon the final, non-appealable resolution of such claim in a final judicial determination or by written agreement of the Company and the Guarantors and the satisfaction in full by the Guarantors of the amount of the Guarantied Obligations finally determined or agreed to be owed by the Guarantors with respect to such claim); or (c) consummation of the Closing. Upon the termination of this Limited Guaranty pursuant to the immediately preceding sentence, this Limited Guaranty shall automatically become void and no Guarantor shall thereafter have any liability whatsoever arising hereunder. Each Guarantor understands and agrees that, subject to the immediately preceding two sentences, this Limited Guaranty shall be construed as an absolute, irrevocable, unconditional and continuing guaranty of payment and shall be enforceable by the Company and its successors, transferees and assigns, subject to the terms set forth herein.

Section 2.3. Nature of Guaranty. A separate action or separate actions under this Limited Guaranty may be brought and prosecuted against any Guarantor, whether or not any action is brought or prosecuted against Parent, any other Guarantor or any other Person, or whether Parent, any other Guarantor or any other Person is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations applicable to Parent or the Company shall also operate to toll the statute of limitations applicable to the Guarantors. Subject to Section 2.2, in the event that any payment to the Company in respect of the Guarantied Obligations is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain liable hereunder with respect to such Guarantor’s Pro Rata Portion of the Guarantied Obligations as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collection.

Section 2.4. Waivers.

(a)          Subject to Section 2.1(a), each Guarantor hereby waives the right to require the Company to proceed against Parent, any other Guarantor or any other Person liable on the Guarantied Obligations, or to pursue any other remedy in the Company’s power whatsoever, and each Guarantor waives the right to have the proceeds of property of Parent or any other Person liable on the Guarantied Obligations first applied to the discharge of the Guarantied Obligations. Each Guarantor hereby waives, to the fullest extent permitted by Law, all rights and benefits under any applicable Law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal. When making any demand on a Guarantor hereunder against the Guarantied Obligations, the Company may, but subject to Section 2.1(a) shall be under no obligation to, make a similar demand on Parent or any other Guarantor, and any failure by the Company to make any such demand or to collect any payments from Parent or any other Guarantor shall not relieve such Guarantor of its obligations or liabilities hereunder.

(b)          Each Guarantor hereby waives any defense based upon or arising by reason of: (i) any lack of authority of any officer, director or any other Person acting or purporting to act on behalf of Parent, or any defect in the formation of Parent; (ii) any act or omission by Parent which directly or indirectly results in or aids the discharge of Parent or any Guarantied Obligations by operation of Law or otherwise; or (iii) any modification of the Guarantied Obligations, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for payment or performance of the Guarantied Obligations, any waiver or modification of conditions precedent or any other change in the terms of the Guarantied Obligations or any part thereof, provided that neither the Maximum Amount nor the Pro Rata Portion is increased.

(c)          Each Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Limited Guaranty and of the existence, creation or incurring of new or additional obligations. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Parent and of all other circumstances bearing upon the risk of nonpayment or nonperformance by Parent of the Guarantied Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from Parent on a continuing basis, and agrees that the Company shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. Each Guarantor hereby waives notice of any action taken or omitted by the Company in reliance hereon, any requirement that the Company be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Agreement, notice of any default by Parent or the assertion of any right of the Company hereunder, and any right to plead or assert any election of remedies in any action to enforce this Limited Guaranty with respect to its obligations hereunder.

Section 2.5. Bankruptcy Not Discharge. Subject to the second sentence of Section 2.2, this Limited Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by the Company upon the insolvency, bankruptcy or reorganization of Parent. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, waiver, modification, stay or cure of the Company’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Parent, whether permanent or temporary, and whether or not assented to by the Company, each Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guarantied Obligations and discharge its other obligations in accordance with the terms of the Guarantied Obligations as set forth in this Limited Guaranty in effect on the date hereof. Each Guarantor understands and acknowledges that by virtue of this Limited Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Parent. The Company shall not be obligated to file any claim relating to the Guarantied Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantors’ obligations hereunder.

Section 2.6. Guarantors’ Understandings With Respect To Waivers. Each Guarantor warrants and agrees that each of the waivers set forth above is made with such Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to applicable Law or public policy. If any of said waivers are determined to be contrary to any applicable Law or public policy, such waiver shall be effective only to the extent permitted by Law.

Section 2.7. Covenants of the Company.

(a)          The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its respective Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with the Agreement or the agreements and transactions contemplated thereby (or the failure of such to be consummated), against the Guarantors or any Non-Recourse Party, except for the Permitted Claims, and the Company hereby, on behalf of itself and its equityholders and its Affiliates, waives any and all claims arising under, or in connection with, the Agreement or the agreements and transactions contemplated thereby against the Guarantors or any Non-Recourse Party and waives and releases such Persons from such claims, in each case, except for the Permitted Claims.

(b)          Notwithstanding anything to the contrary contained in this Limited Guaranty, the Company hereby agrees that, to the extent Parent is indefeasibly relieved in full of its payment obligations under the Agreement (other than due to a rejection of the Agreement in the context of a bankruptcy or insolvency of Parent), the Guarantors shall be similarly relieved of their obligations under this Limited Guaranty.

(c)          Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guaranty, the Company covenants, agrees and acknowledges that no Person other than the Guarantors has any obligations hereunder. The Company further covenants, agrees and acknowledges that neither the Company nor any other Person (including, without limitation, the Company’s equityholders and each of their Affiliates) has any right of recovery under this Limited Guaranty, the Agreement or the agreements and transactions contemplated hereby or thereby, or any claim based on the obligations hereunder and thereunder against, and no personal liability shall attach to, the former, current or future direct or indirect equityholders, controlling Persons, directors, officers, employees, agents, direct or indirect Affiliates, members, managers or general or limited partners of any of the Guarantors, Parent or any former, current or future direct or indirect equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, direct or indirect Affiliate (other than the Guarantors) or agent of any of the foregoing (collectively, but not including Parent or the Guarantors, each a “Non-Recourse Party”), through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

(d)          The Company covenants, agrees and acknowledges that the only rights of recovery that the Company has with respect to the Agreement or the agreements and transactions contemplated thereby are (i) its rights to recover from Parent under the Agreement and from the Guarantors (but not any Non-Recourse Party) under this Limited Guaranty, in each case subject to the Maximum Amount and the other limitations described herein and therein, (ii) the Company’s right to seek specific performance of the obligations of Parent under and to the extent expressly provided in the Parent Equity Commitment Letter and (iii) the Company’s right to seek specific performance of the obligations of WC SACD One under and to the extent expressly provided in the WC SACD One Equity Commitment Letter; provided, however, that in the event a Guarantor (1) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (2) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than such Guarantor’s applicable Pro Rata Portion of the Maximum Amount, then, and in each such case, the Company may seek recourse, whether by enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable Law, against such continuing or surviving entity, but only to the extent of the Guarantor’s unpaid liability hereunder up to such Guarantor’s Pro Rata Portion of the Maximum Amount.

(e)          Notwithstanding any other provision of this Limited Guaranty, the Company hereby agrees that the Guarantors may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantors under this Limited Guaranty, any claim, set-off, deduction, defense or release that Parent could assert against the Company under the terms of, or with respect to, the Agreement.

(f)          The Company acknowledges and agrees that Parent has no assets other than certain contract rights and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. Recourse against the Guarantors under and pursuant to the terms of this Limited Guaranty and the right to assert the other Permitted Claims shall be the sole and exclusive remedy of the Company, the Company’s equityholders and all of their respective Affiliates against the Guarantors and the Non-Recourse Parties with respect to any liabilities or obligations arising under, or in connection with, this Limited Guaranty, the Agreement, the Parent Equity Commitment Letter, the WC SACD One Equity Commitment Letter and the agreements and transactions contemplated hereby and thereby, including by piercing of the corporate veil or by asserting a claim by or on behalf of Parent, the Company or any other Person seeking to compel performance of Parent’s financing. The Company hereby waives and releases every right of recovery against each Guarantor and each Non-Recourse Party under or in connection with or related to this Limited Guaranty, the Agreement, the Parent Equity Commitment Letter, the WC SACD One Equity Commitment Letter and the agreements and transactions contemplated hereby or thereby other than the Permitted Claims, and hereby releases each Guarantor and each Non-Recourse Party from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with this Limited Guaranty, the Agreement, the Parent Equity Commitment Letter, the WC SACD One Equity Commitment Letter or the transactions they contemplate, other than the Permitted Claims. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person other than the Company, and its permitted successors, transferees or assigns (including any Person acting in a representative capacity), any rights or remedies against any Person including the Guarantors, except as expressly set forth herein.

ARTICLE III

MISCELLANEOUS

Section 3.1. Survival of Warranties. All representations, warranties, covenants and agreements of the Guarantors contained herein shall survive the execution and delivery of this Limited Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Limited Guaranty.

Section 3.2. Extension of Time; No Waiver; Amendment. At any time prior to the Effective Time, the Parties may (which in the case of the Company shall be by action taken or authorized by the Special Committee), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties set forth in this Limited Guaranty or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. This Limited Guaranty may be amended, modified or supplemented by the Parties (which, in the case of the Company shall be by action taken or authorized by the Special Committee), as applicable, at any time prior to the Effective Time, if applicable. This Limited Guaranty may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except prior to the Effective Time by an instrument in writing specifically designated as an amendment hereto, signed by each Party (or, in the case of the Company, by the Special Committee) in interest at the time of the amendment.

Section 3.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below (or, in the case of a Guarantor, to the address set forth on such Guarantor’s signature page hereto) or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(a)	If to Parent:

c/o iSubscribed, Inc.
15 Network Drive
Burlington, MA 01803
Attention:	Attention: Blake Cunneen
Telephone:	____________________
Facsimile: (617) 818-1887
E-mail: Blake@isubscribed.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention:	Ari Lanin
Telephone:	(310) 552-8581
Facsimile:	(310) 551-8741
Email:	ALanin@gibsondunn.com

(b)	If to the Company:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attention:	Michael E. Stanfield, Executive Chairman and President
Telephone:
Facsimile:	(703) 488-1757
E-mail:	mstanfield@intersections.com

with a copy (which shall not constitute notice) to:

Intersections Inc.
New York, New York 10036
Attention:	Duane L. Berlin, Esq., Chief Legal Officer and General Counsel
Telephone:
Facsimile:
E-mail:	dberlin@intersections.com

and

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:	Todd E. Lenson
Telephone:	(212) 715-8216
Facsimile:
E-mail:	tlenson@kramerlevin.com

and

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention:	Spencer G. Feldman, Esq.
Telephone:
Facsimile:	(212) 451-2222
E-mail:	sfeldman@olshanlaw.com

Section 3.4. Severability. Whenever possible, each provision or portion of any provision of this Limited Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Limited Guaranty is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Limited Guaranty shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 2.1(b) hereof.

Section 3.5. Governing Law. This Limited Guaranty and all disputes or controversies arising out of or relating to this Limited Guaranty or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 3.6. Submission to Jurisdiction; Waiver of Jury Trial.

(a)          Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Limited Guaranty brought by any Party or its Affiliates against any other Party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Limited Guaranty and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Limited Guaranty or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Limited Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

(b)          EACH OF THE PARTIES TO THIS LIMITED GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)          Each Party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such Party in accordance with Section 3.3 shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Guarantors and Parent hereby designate the individual listed in Section 3.3(a) to whom notice may be given on behalf of the Guarantors and Parent as their true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company. The Company hereby designates the individual listed in Section 3.3(b) to whom notice may be given on behalf of the Company as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Guarantors, and the Company.

Section 3.7. Assignment; Successors; No Third Party Beneficiaries. Neither this Limited Guaranty nor any of the rights, interests or obligations under this Limited Guaranty may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Limited Guaranty will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Nothing in this Limited Guaranty, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Limited Guaranty; provided that the Non-Recourse Parties shall be express third party beneficiaries of the provisions set forth herein that are for the benefit of the Non-Recourse Parties, each of which shall survive the expiration or termination of this Limited Guaranty.

Section 3.8. Relationship of the Parties. This Limited Guaranty is not intended to, and does not create, any agency, partnership, fiduciary or joint venture relationship between any of the Parties hereto, and the obligations of the Guarantors under this Limited Guaranty are solely contractual in nature.

Section 3.9. Section Headings. The headings contained in this Limited Guaranty are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

Section 3.10. Entire Agreement. This Limited Guaranty, together with the Parent Equity Commitment Letter, WC SACD One Equity Commitment Letter and the Confidentiality Agreement, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof.

Section 3.11. Counterparts; Facsimile or .pdf Signature. This Limited Guaranty may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Limited Guaranty may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 3.12. Confidentiality. This Limited Guaranty shall be treated as confidential and is being provided to the Company solely in connection with the Agreement. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document (other than the Agreement, the Parent Equity Commitment Letter and WC SACD One Equity Commitment Letter), except with the written consent of each Guarantor; provided, that (a) the Company may disclose this Limited Guaranty to its officers, directors, advisors and other authorized representatives, (b) the Guarantors may disclose this Limited Guaranty to each of its Affiliates and its and their respective officers, directors, advisors and other authorized representatives, and also may disclose the amount of the Maximum Amount and its Pro Rata Portion of the Guarantied Obligations to such Guarantor’s and its Affiliates’ existing and prospective stockholders, limited partners and non-managing members on a confidential basis in accordance with such Guarantor’s customary reporting practices, and (c) each Party may disclose the existence of this Limited Guaranty to the extent required by applicable Law, the applicable rules of any national securities exchange, in connection with any securities regulatory agency filings relating to the transactions contemplated by the Agreement or in connection with the enforcement of any rights hereunder.

Section 3.13. Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Limited Guaranty, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Limited Guaranty and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.

Signature page follows.

IN WITNESS WHEREOF, this Limited Guaranty has been entered into by the undersigned as of the date first above written.

GUARANTORS:

WNDRCO HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	General Counsel

Address for Notices:

c/o WndrCo, LLC
9355 Wilshire Boulevard, Suite 400
Beverly Hills, CA 90210
Attention:	Andrew Chang, General Counsel
Email:	andrew@wndrco.com

Signature Page to Limited Guaranty

GENERAL CATALYST GROUP IX, L.P.
a Delaware corporation

By:	General Catalyst Partners IX, L.P.
its General Partner

By:	General Catalyst GP IX, LLC
its General Partner

By:	/s/ Christopher McCain
	Name:	Christopher McCain
	Title:	Chief Legal Officer

Address for Notices:
General Catalyst Group IX, L.P.
20 University Road, Suite 450
Cambridge, MA 02138
Attn: Christopher McCain

With a copy to:
Sarah Schaffer Raux
Jane D. Goldstein
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600

Signature Page to Limited Guaranty

GC ENTREPRENEURS FUND IX, L.P.
a Delaware corporation

By:	General Catalyst Partners IX, L.P.
its General Partner

By:	General Catalyst GP IX, LLC
its General Partner

By:	/s/ Christopher McCain
	Name:	Christopher McCain
	Title:	Chief Legal Officer

Address for Notices:
General Catalyst Group IX, L.P.
20 University Road, Suite 450
Cambridge, MA 02138
Attn: Christopher McCain

With a copy to:
Sarah Schaffer Raux
Jane D. Goldstein
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600

Signature Page to Limited Guaranty

ISUBSCRIBED, INC.,
a Delaware corporation

By:	s/ Hari Ravichandran
	Name:	Hari Ravichandran
	Title:	Chief Executive Officer

Address for Notices:

c/o iSubscribed, Inc.
15 Network Drive
Burlington, MA 01803
Attention: Blake Cunneen
E-mail: Blake@isubscribed.com

Signature Page to Limited Guaranty

ACCEPTED BY:

COMPANY:

INTERSECTIONS INC.
a Delaware corporation

By:	Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	CFO

Signature Page to Limited Guaranty